UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2008

CAMINOSOFT CORP.
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Hampshire Road, Suite 105
Westlake Village, California 91361
(Address of principal executive offices and Zip Code)

(805) 370-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02     TERMINATION OF A MATERIAL AGREEMENT

On September 6, 2007, CaminoSoft Corp.(“Registrant”) and its wholly-owned subsidiary CC Merger Corp., entered into an Agreement and Plan of Merger (the “Agreement”) with Shea Development Corp. (“Shea” now Riptide Worldwide Inc.) pursuant to which the holders of Shea Common Stock, Shea Series A Preferred Stock and Shea Series B Preferred Stock would receive Common Stock and Series A and Series B Preferred Stock of the Registrant. At closing Registrant would assume and adopt the Shea benefits, option plans, warrants and management. A copy of the Agreement was filed as Exhibit 10.1 to Registrant’s Form 8-K as filed with the Securities and Exchange Commission September 11, 2007.

On June 20, 2008, Registrant notified Shea by written notice that it was electing to terminate the Agreement pursuant to Section 8.1(b).

ITEM 9.01     EXHIBITS

Exhibit No.	Description
NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 20th day of June, 2008.

CAMINOSOFT CORP.

By:	/s/ Stephen Crosson
Stephen Crosson
Chief Executive Officer and Chief Financial Officer